UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2015

Enstar Group Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor 22 Queen Street, Hamilton HM JX Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2015, Enstar Group Limited (the “Company”) appointed Sandra Boss to its Board of Directors as a Class III director, effective immediately. Ms. Boss’s appointment was recommended to the Board of Directors by our Nominating and Governance Committee, which is comprised entirely of independent directors.

Ms. Boss, age 48, has served since September 2014 as an independent director of the Prudential Regulation Authority, part of the Bank of England responsible for the prudential regulation and supervision of around 1,700 banks, building societies, credit unions, insurers and major investment firms. Prior to this position, she was a Senior Partner at McKinsey & Company, a global management consulting firm, from 2005 to 2014, and a Partner from 2000.

At McKinsey & Company, she specialized in Investment Banking and Risk and held several senior management positions both in the U.K. and the U.S. since she joined the firm in 1994. She was a strategic advisor to a number of public sector institutions and industry bodies on financial services policy and financial markets structure. She graduated from the Harvard School of Business and Stanford University.

The Board of Directors has determined that Ms. Boss is independent as defined by Nasdaq Marketplace Rule 5605(a)(2). She has been appointed to the Compensation Committee and the Nominating and Governance Committee.

Ms. Boss’s husband, Ian Lazarus, has served as a partner in executive recruiting firms that provide professional services to the Company’s active underwriting subsidiaries. Since the beginning of the Company’s 2014 fiscal year, the Company has paid fees of approximately £110,000 (approximately $168,000) to the Miles Partnership and approximately £75,000 (approximately $115,000) to Sainty, Hird and Partners. In each case, the amounts constituted less than 5% of the firm’s consolidated gross revenues for that year.

As a non-employee director, Ms. Boss will be eligible to participate in Enstar’s Deferred Compensation and Ordinary Share Plan for Non-Employee Directors, which is described in the Company’s Proxy Statement (filed with the U.S. Securities and Exchange Commission on March 26, 2015) under the heading, “Director Compensation – Deferred Compensation Plan.”

Ms. Boss has entered into an indemnification agreement with the Company on the same terms as the indemnification agreements executed with each of the Company’s other current directors. These terms are described in the Proxy Statement under the heading, “Certain Relationships and Related Transactions — Indemnification of Directors and Officers; Directors Indemnity Agreements.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

Date: November 6, 2015	By:	/s/ Mark Smith
Mark Smith
Chief Financial Officer

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